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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 23, 2003

                                LIGHTBRIDGE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                   000-21319                     04-3065140
(STATE OR OTHER JURISDIC-         (COMMISSION                 (IRS EMPLOYER
TION OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (781) 359-4000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS.

      99.1 Press Release dated July 23, 2003, entitled "Lightbridge Reports Second Quarter 2003 Financial Results."

ITEM 9. REGULATION FD DISCLOSURE PROVIDED UNDER ITEM 12

In accordance with SEC Release No. 33-8216, the following information, required to be furnished under Item 12 "Results of Operations and Financial Condition," is instead furnished under Item 9 "Regulation FD Disclosure" and is incorporated by reference herein. This information is being furnished, not filed, pursuant to
Item 12. Accordingly, this information will not be incorporated by reference into any registration statement filed by Lightbridge, Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Lightbridge, Inc. that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Lightbridge, Inc. or any of its affiliates.

On July 23, 2003, Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), announced its results of operations for the quarter ended June 30, 2003. Revenues of $31.3 million increased sequentially from $28.4 million in the first quarter of 2003 and decreased from $33.3 million in the second quarter of 2002. The Company reported a net loss of ($83,000), or ($0.00) per share, during the quarter, versus a net loss of ($357,000), or ($0.01) per share, sequentially, compared with a net loss of ($2.1) million, or ($0.07) per share, in the second quarter of 2002.

The Company also estimated that revenue will be in the range of $26.5 to $28.5 million in the third quarter of 2003 and loss per share in the range of ($0.14) to ($0.11), including previously announced restructuring charges of an estimated $3.6 million.

A copy of the press release issued by Lightbridge on July 23, 2003, entitled "Lightbridge Reports Second Quarter 2003 Financial Results" is included as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LIGHTBRIDGE, INC.

                                 By: /s/ Harlan Plumley
                                     ----------------------
                                     Harlan Plumley
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Treasurer

July 23, 2003